                                                                   EXHIBIT 10.48


  Current Asset Management Group
  Heller Financial, Inc.
  505 North Brand Boulevard
  Glendale, California 91203-1903
  818 409 8600

--------------------------------------------------------------------------------
HELLER FINANCIAL

November_____, 1997

Jalate, Ltd.
1675 S. Alameda Street
Los Angeles, CA 90021

RE:   Agreement to Issue Supplier and/or Factor Guaranties

Gentlemen:

We refer to all of the factoring arrangements by and between you and HELLER FINANCIAL, INC. ("Heller") including, without limitation, that certain Collection Date Factoring Agreement dated June 30, 1997, as amended from time to time (collectively called the "Factoring Agreements").

You have requested certain additional financing accommodations from us to assist you in purchasing merchandise from certain suppliers for use in your current line of business.

This letter agreement (this "Agreement") will confirm our mutual understanding and agreement pursuant to which Heller, in its sole discretion, may guaranty in favor of your suppliers and/or factors of such suppliers your payment at maturity of invoices representing merchandise delivered to you in conformity with your purchase order specifications therefor, subject to the following terms and conditions:

        1. Invoices shall be drawn for valid purchases of merchandise by you, timely delivered to you in conformity with your specifications therefor and shall be payable not more than sixty (60) days from the respective dates thereof.

        2. You will notify Heller simultaneously of your issuance of purchase orders for merchandise to be purchased from suppliers who require Heller's guaranty, and absent the occurrence of an event of default by you under the Factoring Agreements, Heller will confirm, by writing acceptable to Heller, Heller's guaranty of your payment at maturity.

Jalate, Ltd.
PAGE 2


--------------------------------------------------------------------------------
HELLER FINANCIAL


        3. No extensions, modifications or amendments to, or settlements or compromises of, invoices under guaranties issued by Heller shall be made without Heller's prior written consent.

        4. In the event that you fail to pay an invoice at maturity, the payment of which Heller has guarantied, and Heller is called upon to pay the invoice in accordance with its guaranty, all such payments made by Heller shall be considered to be advances under the Factoring Agreements and shall bear interest at the rate provided in the Factoring Agreements.

        5. If requested by Heller, you shall promptly execute and deliver to Heller demand promissory notes evidencing any or all of your obligations and indebtedness to Heller hereunder, and you shall execute and deliver such other instruments, documents and agreements as Heller shall require from time to time to give effect hereto.

        6. All of your obligations and indebtedness arising hereunder to Heller shall be secured by all collateral now or hereafter assigned, pledged or granted to Heller by you under the Factoring Agreements or any other agreement between us. You acknowledge that Heller shall also be entitled to establish reserves in the aggregate amount of all guaranties outstanding from time to time against amounts otherwise available to you for Ledger Debt pursuant to subsection 2.5 of the Collection Date Factoring Agreement.

        7. For and in consideration of the issuance of the guaranties contemplated herein, you agree to pay to Heller a monthly charge equal to three percent (3.0%) per annum of the face amount of all guaranties issued by Heller hereunder from the time such guaranties are issued by Heller through the time Heller is released of liability thereunder.

        8. It is understood and agreed that Heller's guaranties by separate writing shall in no way be construed to create any liability, obligations, warranty or representation on Heller's part with respect to any matter other than your payment at maturity of the invoice to which it relates.

        9. You shall, on demand, reimburse Heller for any and all sums paid by Heller under any guaranty issued for the benefit of your supplier and/or the factor of your supplier, and you shall indemnify and hold

Jalate, Ltd.
Page 3


--------------------------------------------------------------------------------
HELLER FINANCIAL

        Heller harmless from and against any and all liability, loss, costs, fees and expenses, including attorneys' fees, that Heller may sustain or incur in connection with the issuance or enforcement of any such guaranty. Your obligation to reimburse and indemnify Heller shall be conclusive but shall not prejudice any rights you may have against any other person in the event that you dispute liability of the obligations guarantied by us.

        10. Your execution of this Agreement shall be a continuing authorization and direction to Heller to pay any claim presented with respect to any guaranty issued by Heller pursuant to this Agreement from any of your funds in the hands of or under the control of Heller and such payment shall be considered made for your benefit and at your request.

        11. This Agreement may be terminated by Heller at any time and shall be effective upon Heller's giving notice of termination, provided, however, that such termination shall not affect the rights and obligations of the parties hereto with respect to guaranties issued prior to the date of such termination.

If the foregoing is acceptable to you, please so indicate by signing in the place and manner provided below.

Sincerely yours,                              Accepted and Agreed:

HELLER FINANCIAL, INC.                        JALATE,LTD.


By:       [SIG]                               By:        [SIG]
    _____________________________                 ______________________________

Title:    V.P.                                Title:    V.P. FINANCE & CFO
       __________________________                   ____________________________